Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 13, 2011, OPKO Health, Inc. (the “Company”) completed the acquisition of Claros Diagnostics, Inc. (“Claros”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Claros Merger Subsidiary LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), Claros and certain shareholders of Claros, in each case in his or her capacity as a member of the Shareholder Representative Committee constituted under the Merger Agreement. Pursuant to the Merger Agreement, the Company paid $10 million in cash, subject to certain set-offs and deductions, and $20 million in shares of the Company’s common stock (the “Stock Consideration”), based on the average closing sales price per share of the Company’s Common Stock as reported by the New York Stock Exchange for the ten trading days immediately preceding the closing date of the merger, or $4.45 per share. In addition, the Merger Agreement provides for the payment of up to an additional $19.125 million in shares of the Company’s common stock upon and subject to the achievement of certain milestones by the surviving company.

The following unaudited pro forma financial statements of the Company are presented to comply with Article 11 Regulation S-X and follow proscribed SEC guidelines. The historical condensed consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the Company.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011, presents pro forma effects of the transaction as if the acquisition had occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2010 and the nine months ended September 30, 2011, present the pro forma effects as if the acquisition occurred on January 1, 2010.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to present what the Company’s results would have been had the acquisition actually occurred on the dates presented or to project the Company’s results from operations or financial position for any future period. These unaudited pro forma condensed consolidated financial statements and accompanying notes should be read together with the Company’s audited consolidated financial statements and the accompanying notes, as of and for the fiscal year ended December 31, 2010 and the Company’s unaudited condensed consolidated financial statements and the accompanying notes as of and for the three and nine months ended September 30, 2011.

OPKO Health, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2011

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc. As reported	Claros Diagnostics, Inc.	Pro forma adjustments		Pro forma
ASSETS
Current assets
Cash and cash equivalents	$47,235	$77	$(10,000	) a	$37,312
Marketable securities	40,182	—	—		40,182
Accounts receivable, net	12,688	—	—		12,688
Inventory, net	10,516	—	—		10,516
Prepaid expenses and other current assets	1,729	10	—		1,739
Current assets of discontinued operations	5,279	—	—		5,279

Total current assets	117,629	87	(10,000)		107,716
Property and equipment, net	3,271	349	—		3,620
Intangible assets, net	14,252	—	39,082	e	53,334
Goodwill	6,234	—	—		6,234
Investment	5,862	—	—		5,862
Other assets	824	24			848
Assets of discontinued operations	2,929	—	—		2,929

TOTAL ASSETS	$151,001	$460	$29,082		$180,543

LIABILITIES, SERIES D PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,556	$611	$(475	) a	$2,692
Accrued expenses	3,678	106	—		3,784
Current portion of notes payable	12,547	4,299	(4,299	) a	12,547
Current liabilities of discontinued operations	1,460	—	—		1,460

Total current liabilities	20,241	5,016	(4,774)		20,483
Long-term liabilities	2,154	—	9,300	f	11,454

Total liabilities	22,395	5,016	4,526		31,937
Commitments and contingencies
Series D Preferred Stock - $0.01 par value, 2,000,000 shares authorized; 1,209,677 shares issued and outstanding (liquidation value of $34,813)	26,128		—		26,128
Shareholders’ equity
Series A Preferred Stock - $0.01 par value, 4,000,000 shares authorized; No shares issued or outstanding	—	3,335	(3,335	) b	—
Series C Preferred Stock - $0.01 par value, 500,000 shares authorized; No shares issued or outstanding	—	—	—		—
Common Stock - $0.01 par value, 500,000,000 shares authorized, 288,141,824 shares issued	2,881	4	(4	) b	2,926
			45	a
Treasury stock – 2,443,894 shares	(7,893)	—	—		(7,893)
Additional paid-in capital	485,181	12,057	(12,057	) b	505,136
			19,955	a
Accumulated other comprehensive income	434	(41)	41	b	434
Accumulated deficit	(378,125)	(19,911)	19,911	b	(378,125)

Total shareholders’ equity (deficit)	102,478	(4,556)	24,556		122,478

TOTAL LIABILITIES SERIES D PREFERRED STOCK AND SHAREHOLDERS’ EQUITY	$151,001	$460	$29,082		$180,543

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

OPKO Health, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2011

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc.	Claros Diagnostics, Inc.	Pro forma adjustments		Pro forma
Revenue	$22,185	$—	$—		$22,185
Cost of goods sold	13,085	—	—		13,085

Gross margin	9,100	—	—		9,100
Operating expenses
Selling, general and administrative	14,102	2,349	—		16,451
Research and development	7,097	514	—		7,611
Other operating expenses, principally amortization of intangible assets	2,615	—	2,400	d	5,015

Total operating expenses	23,814	2,863	2,400		29,077

Operating loss	(14,714)	(2,863)	(2,400)		(19,977)
Other expense, net	(757)	(4)	(825	) c	(1,586)

Loss before provision for income taxes, investment loss and discontinued operations	(15,471)	(2,867)	(3,225)		(21,563)
Income tax provision	199	—	—		199

Loss before investment loss and discontinued operations	(15,670)	(2,867)	(3,225)		(21,762)
Loss from investment in investee	(1,175)	—	—		(1,175)

Net loss before discontinued operations	(16,845)	(2,867)	(3,225)		(22,937)
Discontinued operations	(2,841)	—	—		(2,841)

Net loss	(19,686)	(2,867)	(3,225)		(25,778)
Preferred stock dividend	(1,860)	—	—		(1,860)

Net loss attributable to common shareholders	$(21,546)	$(2,867)	$(3,225)		$(27,638)

Loss per common share from continuing operations, basic and diluted	$(0.06)				$(0.08)

Loss per common share, basic and diluted	$(0.08)				$(0.10)

Weighted average number of common shares outstanding, basic and diluted	277,359,789		4,494,380		281,854,169

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

OPKO Health, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2010

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc.	Claros Diagnostics, Inc.	Pro forma adjustments		Pro forma
Revenue	$28,494	$—	$—		$28,494
Cost of goods sold	13,495	—	—		13,495

Gross margin	14,999	—	—		14,999
Operating expenses
Selling, general and administrative	18,133	3,206	—		21,339
Research and development	5,949	1,051	—		7,000
Other operating expenses, principally amortization of intangible assets	2,053	—	3,200	d	5,253

Total operating expenses	26,135	4,257	3,200		33,592

Operating loss	(11,136)	(4,257)	(3,200)		(18,593)
Other (expense) income, net	(844)	181	(1,100	) c	(1,763)

Loss before provision for income taxes, investment loss and discontinued operations	(11,980)	(4,076)	(4,300)		(20,356)
Income tax benefit	(18)	—	—		(18)

Loss before investment loss and discontinued operations	(11,962)	(4,076)	(4,300)		(20,338)
Loss from investment in investee	(714)	—	—		(714)

Net loss before discontinued operations	(12,676)	(4,076)	(4,300)		(21,052)
Discontinued operations	(6,250)		—		(6,250)

Net loss	(18,926)	(4,076)	(4,300)		(27,302)
Preferred stock dividend	(2,624)	—	—		(2,624)

Net loss attributable to common shareholders	$(21,550)	$(4,076)	$(4,300)		$(29,926)

Loss per common from continuing operations share, basic	$(0.05)				$(0.08)

Loss per common from continuing operations share, basic	$(0.08)				$(0.12)

Weighted average number of common shares outstanding, basic and diluted	255,095,586		4,494,380		259,589,966

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Notes:

(a)	Reflects the consideration paid at closing representing $10.0 million in cash and $20.0 million in OPKO Common Stock. A portion of the cash paid at closing paid certain liabilities of Claros Diagnostics, Inc.
(b)	Reflects the elimination of Claros Diagnostics, Inc. equity capital
(c)	The pro forma interest expense assumes borrowing funds at an 11% annual interest rate for the purchase price of $10.0 million. The annual interest rate is based on OPKO’s US based line of credit. The interest expense assumes the closing of the transaction and funds were borrowed on January 1, 2010.
(d)	The pro forma amortization expense assumes the transaction closed on January 1, 2010.
(e)	The following table reflects the initial purchase price allocation, which is preliminary and subject to change:

Intangible asset	Purchase price allocation	Estimated useful life
Technology	$32,000	10 years
In-process research and development	7,082	Indefinite

TOTAL	$39,082

(f)	Reflects the estimated contingent consideration to be paid to the sellers upon the achievement of certain milestones. This amount represents the estimated fair value of the contingent consideration, which is preliminary and subject to change.